                Andrzej MatyczynskiEXHIBIT 10.20

Re:  Amendment of Separation and Release Agreement

Dear Mr. Matyczynski,

Reference is made to that certain Separation and Release Agreement dated as of May 30, 2014 (the "Separation Agreement").  This letter is to confirm the following:

1.  The last sentence of Section 2 is hereby deleted in its entirety and replaced with the following: "Executive's "Retirement Date" will be the last day Services are provided during the period starting on the date of this Agreement and ending on December 1, 2014, or such earlier termination date."

2.  The third sentence of Section 4.1(d) is modified to delete the reference to $50,000 and to replace it with the figure $68,750.

3.

Except as specifically provided above, the Separation Agreement remains in full force and effect and has not been modified or amended in any respect, and none of the respective rights or obligations of the parties thereunder have been waived or released.

If this correctly states our agreement, please sign and return to us. Thank you for your ongoing time and assistance.

Very truly yours,

/s/ James J. Cotter

James J. Cotter, President

ACCEPTED AND AGREED as of this 6th day of August, 2014

/s/ Andrzej Matyczynski

Andrzej Matyczynski